EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-44490, 333-65738, 333-67636 and 333-112037 on Forms S-8, Amendment No. 1 to Registration Statement No. 33-109188 on Form S-3, Amendment No. 2 to Registration Statement No. 333-114256 on Form S-3, and Registration Statements Nos. 333-83552 and 333-84650 on Form S-3 of our reports dated March 15, 2005 (which report expresses and unqualified opinion and includes an explanatory paragraph relating to changes in the methods of accounting for asset retirement obligations and employee stock-based compensation in 2003 as required by Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” and Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure, and Amendment to FASB Statement No. 123", respectively), relating to the consolidated financial statements and financial statement schedule of Magnum Hunter Resources, Inc. and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Magnum Hunter Resources, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Dallas, Texas
March 15, 2005